Exhibit 99.1

FDA Rescinds Previously Disclosed Marketing Denial Order for Turning Point Brand’s Vapor Products

The Company’s portfolio of proprietary vapor products remains under review

Louisville, Ky. – On October 7, Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients, was informed by the Food and Drug Administration (“FDA”) that the agency had rescinded its September 14 Marketing Denial Order (“MDO”) for certain of its vapor products with pending Premarket Tobacco Product Applications (“PMTAs”) under review.  All of TPB’s proprietary vapor products, including its Solace™ branded e-liquids, will continue to be marketed while they remain under review.

In its rescission letter to TPB, the FDA stated, “Upon further review of the administrative record, FDA found relevant information that was not adequately assessed. Specifically, your applications did contain randomized controlled trials comparing tobacco-flavored ENDS to flavored ENDS as well as several cross-sectional surveys evaluating patterns of use, likelihood of use, and perceptions in current smokers, current ENDS users, former tobacco users, and never users, which require further review.” The letter further clarified that “at present, in light of the unusual circumstances, FDA has no intention of initiating an enforcement action against” the products.

In response to the September 14 MDO, the Company had filed a petition for relief and motion to stay the decision in the 6th Circuit Court of Appeals. On October 8, as a result of the rescission letter, TPB withdrew both the petition and motion.

“We are encouraged by the FDA’s decision to reconsider our product applications and look forward to engaging the agency as our PMTAs are reviewed,” said Larry Wexler, President and CEO, Turning Point Brands. “It is important that the PMTA process is transparent, purposeful, and evidence-based. Our organization dedicated significant time and resources in filing our applications in accordance with agency guidance.  We remain hopeful that the depth and range of our studies and data will persuade the FDA that the continued marketing of our vapor products is appropriate for the protection of the public health and that the agency will ultimately preserve a diverse vapor market for the more than 30 million American adult smokers who may wish to transition from combustible cigarettes to lower risk alternatives.”

About Turning Point Brands

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, through its iconic core brands Zig-Zag® and Stoker’s® and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America, in addition to sites such as www.zigzag.com, www.nu-x.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports led with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the 2 date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports led by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Media Contacts

Turning Point Brands, Inc.:
Raquel Cona
KCSA Strategic Communications
212.896.1204
rcona@kcsa.com

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com